UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

AVANT DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54004	98-0599151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8561 East Anderson Drive, Suite 104
Scottsdale, AZ 85225
(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 478-6660

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in Avant Diagnostics, Inc.’s (f/k/a American Liberty Petroleum Corp.) (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2015, as amended January 16, 2015 (the “Form 8-K”), effective December 29, 2014, Avant Diagnostics, Inc. (“Avant-NV”) merged with and into a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, Avant-NV is now a wholly-owned subsidiary of the Company. In connection with the Merger, the Company previously disclosed in the Form 8-K that it was going to change its fiscal year end to September 30. On April 10, 2015, the Board of Directors of the Company changed the Company’s fiscal year ended from October 31 to September 30. The Form 8-K included the Company’s audited financial statements for the fiscal years ended September 30, 2014 and 2013. The Company has also filed a quarterly report on Form 10-Q which included the Company’s unaudited financial statements for the three months ended December 31, 2014.

Item 8.01 Other Items.

On April 15, 2015, the Company issued a press release announcing that it has engaged the professional services of DOCRO, Inc. (“DOCRO”) to manage the preparation and the submission of the pre-submission package for OvaDx® and to conduct the negotiation with the U.S. Food and Drug Administration (“FDA”) office for the process for obtaining a 510(k) clearance of the OvaDx® device intended for use as an aid in monitoring women diagnosed with ovarian cancer. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated April 15, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT DIAGNOSTICS, INC.

Dated: April 15, 2015	By:	/s/ Gregg Linn
	Name:	Gregg Linn
	Title:	President and Chief Executive Officer